THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

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Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 50
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: December 6, 2004
Issue Date: December 9, 2004
The date of this Pricing Supplement is December 6, 2004

Fixed Rate Notes
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                                                                                                                         Interest
                                             Maturity        Price to        Discounts &                                  Payment
   CUSIP#          Interest Rate               Date            Public        Commissions      Reallowance    Dealer     Frequency
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
  07387EGQ4            5.73%                12/15/2029        100.00%           2.50%           0.350%       98.00%        Semi
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
                                         Subject to Redemption
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                    First
                   Interest                                                                           Aggregate
First Interest     Payment    Survivor's                                                              Principal
 Payment Date       Amount     Option      Yes/No          Date and Terms of Redemption                 Amount         Net Proceeds
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
   6/15/2005       $29.61        Yes         Yes    Commencing on 12/15/2009 and on the 15th         $3,904,000        $3,806,400
                                                    of each month thereafter until Maturity,
                                                    the Notes may be called in whole at par at
                                                    the option of the Company on ten calendar
                                                    days notice.
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The distribution of IncomeNotes will conform to the requirements set forth in
Rule 2720 of the NASD Conduct Rules.